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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
SG Cowen Standby Reserve Fund, Inc. and
SG Cowen Standby Tax-Exempt Reserve Fund, Inc.:


We consent to the use of our report dated November 3, 2000 with respect to the SG Cowen Standby Reserve Fund, Inc. and SG Cowen Standby Tax-Exempt Reserve Fund, Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information.


/s/  KPMG LLP


     New York, New York
     January 25, 2001